UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2024

BRINKER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DE		1-10275		75-1914582
(State or Other Jurisdiction of Incorporation)		(Commission File Number)		(I.R.S. Employer Identification No.)

3000 Olympus Blvd
Dallas	TX			75019
(Address of principal executive offices)				(Zip Code)
		(972)	980-9917
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.10 par value	EAT	NYSE
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 6, 2024, the Board of Directors (the “Board”) of Brinker International, Inc. (the “Company”) approved awards of performance shares under a newly adopted Fiscal 2025 Executive Performance Share Retention Plan (the “Plan”) for (i) Kevin Hochman, Chief Executive Officer and President of the Company and President of Chili’s Grill & Bar, at a target value of $20,000,000, (ii) Aaron White, Executive Vice President and Chief People Officer, at a target value of $3,000,000, and (iii) George Felix, Senior Vice President and Chief Marketing Officer, at a target value of $2,000,000. The awards are designed to reward these executives for their performance and to incentivize them to continue leading the Company and increasing shareholder value.

Under the Plan, from 0% to 200% of the target number of performance shares granted may be earned based on the Company’s total shareholder return (“TSR”) over a five-year period from September 26, 2024 through September 25, 2029, relative to the TSR of a peer group of companies consisting of the S&P 1500 Hotels, Restaurants and Leisure Index over this same period. In order to earn the target number of performance shares granted, the Company’s TSR must rank at the 60th percentile of the peer group. If the Company’s TSR is negative at the end of the measurement period, the number of performance shares earned cannot exceed 100% of the target performance shares granted. In addition, the maximum dollar value of performance shares that may be earned under the Plan is limited to five times the target number of performance shares multiplied by the Company’s stock price at the close of trading on the grant date.
As a general rule, an executive participant must remain employed with the Company through September 25, 2029, in order to earn any performance shares. The Plan also provides for the treatment of performance shares following terminations of employment without cause or in connection with a change of control, death or disability.

The foregoing is only a summary and it is qualified in its entirety by the specific terms of the Fiscal 2025 Executive Performance Share Retention Plan attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders
The Annual Meeting of Shareholders of the Company was held on November 6, 2024. Matters voted upon by shareholders at that meeting were:

Proposal 1

Each of the management’s nominees, was elected, a director to hold office until the next Annual Meeting of Shareholders or until his or her successor is elected and qualified.

		Number of Shares Voted
Name	For	Against	Withheld	Broker Non-Vote
Frances L. Allen	37,402,151	15,063	66,880	3,098,068
Cynthia L. Davis	37,323,564	93,694	66,836	3,098,068
Joseph M. DePinto	35,958,348	1,459,427	66,319	3,098,068
Harriet Edelman	36,554,574	863,660	65,860	3,098,068
William T. Giles	37,149,057	268,298	66,739	3,098,068
Kevin D. Hochman	37,329,391	88,082	66,621	3,098,068
Ramona T. Hood	37,396,507	21,605	65,982	3,098,068
James C. Katzman	37,391,508	25,846	66,740	3,098,068
Frank D. Liberio	37,407,573	6,998	69,523	3,098,068
Prashant N. Ranade	37,387,551	29,496	67,047	3,098,068

Proposal 2

The proposal to ratify the appointment of KPMG LLP as Independent Auditors for Fiscal 2025 was approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
39,660,145	856,718	65,299	0

Proposal 3

The proposal on executive compensation as approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
35,797,816	1,588,181	98,097	3,098,068

Proposal 4

The proposal on the Company’s new 2024 Stock Option & Incentive Plan was approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
36,637,438	779,256	67,400	3,098,068

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1    Brinker International, Inc. Fiscal 2025 Executive Performance Share Retention Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC., a Delaware corporation

Dated: November 6, 2024	By:	/s/ KEVIN D. HOCHMAN
Kevin D. Hochman,
Chief Executive Officer and President
and President of Chili’s Grill & Bar
(Principal Executive Officer)